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                                                                    EXHIBIT 3.42

                          CERTIFICATE OF INCORPORATION

                                       OF

                             IZI ACQUISITION COMPANY

         First:   The name of the Corporation is IZI Acquisition Company.

         Second: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street Wilmington, Delaware 19801, County of New Castle.

         Third:   The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, $0.01 par value.

         Fifth:   From time to time the Corporation may issue its authorized shares for such consideration per share (with respect to shares having a par value, not less than the par value thereof), either in money or money's worth of property or services, and for such other consideration, whether greater or less, now or from time to time hereafter permitted by law, as may be fixed by the Board of Directors; and all shared so issued shall be fully paid and nonassessable.

         No holder of any shares of any class shall as such holder have any preemptive right to subscribe for or purchase any other shares or securities of any class, whether now or hereafter authorized, which at any time may be offered for sale or sold by the Corporation.

         Sixth:   The name and the mailing address of the incorporator is:

     Name                      Mailing Address

Robert R. Kibby                3100 NCNB Plaza
                               901 Main Street
                               Dallas, Texas 75202

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         Seventh: The number of directors shall be fixed by the bylaws of the
Corporation and until changed in accordance with the manner prescribed by the bylaws shall be one (1). The name and address of the person who is to serve as direction until the first annual meeting of stockholders, or until his successor(s) be elected and qualified, is as follows:

     Name                         Address

Paul V. Dufour           5215 North O'Connor Blvd.
                         Irving, Texas 75039

         Eighth: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

             (1)  To make, alter or repeal the bylaws of the Corporation;

             (2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

             (3) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

             (4) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the bylaws' of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the bylaws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; and

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             (5)  When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

         Ninth:   Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summered in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         Tenth:   Meetings of stockholders may be held within or without the
State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide,

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         Eleventh:   The Corporation is to have perpetual existence.

         Twelfth:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         Thirteenth: No director of the Corporation shall be liable to the Corporation or its stockholders, for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve international misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this l2th day of April, 1991.

                                       /s/ Robert R. Kibby
                                       ----------------------------------
                                       Robert R. Kibby, Incorporator

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                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                            INTERAMERICAN ZINC, INC.
                                      INTO
                            IZI ACQUISITION COMPANY

                     Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware

         IZI Acquisition Company ("Parent"), a Delaware corporation, desiring to effect the merger of Interamerican Zinc, Inc. ("Subsidiary"), a Michigan corporation and wholly-owned subsidiary of Parent, with and into Parent pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

         FIRST:   That Parent owns all of the outstanding shares of each class of capital stock of Subsidiary.

         SECOND: That the sole director of Parent, by the following resolutions duly adopted by written consent on the 21 day of December, 1992, determined to merge Subsidiary with and into parent, effective as of December 31, 1992:

         "WHEREAS, Parent owns all of the issued and outstanding stock of subsidiary and desires to merge Subsidiary with and into Parent; NOW, THEREFORE, BE IT

                  RESOLVED, that, effective as of December 31, 1992, Subsidiary merge (the "Merger") with and into Parent, and Parent shall be the surviving corporation the "Surviving Corporation" ( ) pursuant to the General Corporation Law of the state of Delaware and the Michigan Business Corporation Act; and be it further

                  RESOLVED, that the Certificate of Incorporation of Parent, with such amendments as are set forth below, shall constitute the Certificate of

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         Incorporation, as amended, of the Surviving Corporation; and the Bylaws of Parent shall constitute the Bylaws of the Surviving Corporation; and be it further

                  RESOLVED, that the directors and officers of the surviving Corporation shall be the directors ant officers of Parent immediately prior to the Merger; and such directors and officers shall hold their respective positions until their successors shall have been duly elected and qualified; and be it further

                  RESOLVED, that upon the effective data of the Merger each share of the issued and outstanding capital stock of Subsidiary shall be cancelled and no consideration shall be exchanged therefor, and each share of the capital stock of Parent outstanding immediately prior to the Merger, by virtue of the Merger and without any action on the part of the holders thereof, shall represent one share of the Surviving Corporation having, in each case, the same voting powers, designations, limitations and restrictions thereof, as such share shall have immediately prior to the Merger under the Certificate of Incorporation of Parent; and be it further

                  RESOLVED, that the Certificate of Incorporation of Parent, upon effectiveness of the Merger shall be amended (the "Amendment") to change the name of Parent to "Interamerican Zinc, Inc."; and be it further

                  RESOLVED, that at any time prior to the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware, the Board of Directors of Parent or any duly authorized committee thereof may determine not to effect the Merger; and be it further

                  RESOLVED, that the proper officers of parent be, and they hereby are, authorized and directed to make and execute, in the name and on behalf of Parent, and to file in the proper public offices, a Certificate of ownership and Merger and a Certificate of Merger, setting forth a copy of these resolutions; and be it further

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                  RESOLVED, that the qualification of the Surviving Corporation as a foreign corporation authorized to transact business in Michigan is hereby approved; and the officers of the Surviving Corporation are hereby authorized and directed to prepare, sign and file all documents and take all (such actions as may be necessary or appropriate to so qualify the Surviving Corporation in Michigan, and be it further

                  RESOLVED, that, in accordance with Sections 703a, 711 and 713 of the Michigan Business Corporation Act applicable to the Merger by virtue of Subsidiary's existence as a corporation incorporated under the laws of the State of Michigan, the sole director of Parent recommends that the sole stockholder of Parent approve the Merger and the Amendment; and that the Merger and the Amendment be submitted to the sole stockholder of Parent for its approval; and be it further

                  RESOLVED, that the officers of Parent be, and they hereby are, authorized and directed to take such further action and to execute such certificates and other documents as they, in their discretion, shall deem necessary or advisable to consummate the Merger and effect the foregoing resolutions."

         THIRD:   That the Merger of Subsidiary into Parent effected hereby
shall be effective as of December 31, 1992.

         IN WITNESS WHEREOF, IZI Acquisition Company has caused this Certificate to be executed by its duly authorized officers as of this 21 day of December, 1992.

                                              IZI ACQUISITION COMPANY

                                              BY: /s/ Ralph L. Cheek
                                                  ----------------------------
                                                  Ralph L. Cheek, President

ATTEST:

/s/ Paul V. Dufour
-----------------------------
Paul V. Dufour, Secretary

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                            CERTIFICATE OF CHANGE OF

                    REGISTERED AGENT AND REGISTERED OFFICE OF

                            INTERAMERICAN ZINC, INC.

         The Board of Directors of Interamerican Zinc, Inc. (the "Corporation"), a Delaware corporation, on the 24th day of February, 1998, do hereby resolve and order that the location of the registered Office of this Corporation within this State be, and the same hereby is, 30 Old Rudnick Lane, Suite 100, Dover, County of Kent, Zip Code 19901.

         The Board of Directors do hereby further resolve that the name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is LEXIS Document Services Inc., a Delaware corporation, and the undersigned does hereby certify that the foregoing is a true copy of resolutions adopted by the Board of Directors at a meeting held as herein stated.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Vice President and attested by its Secretary, this 24th day of February, 1998.

                                            By: /s/ James B. Walburg
                                                -----------------------------
                                            Name: James B. Walburg
                                            Title: Vice President

ATTEST: /s/ Robert R. Holian
        ------------------------
        Name: Robert R. Holian
        Title: Secretary